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                           ZIEGLER LEASING CORPORATION

                             MASTER LEASE AGREEMENT

                                  No. 15O-10310
                  dated as of February 11, 1994, by and between

Lessor:  Ziegler Leasing Corporation    and Lessee: Stericycle, Inc.
         215 N. Main Street                 1419 Lake Cook Road, Suite 410
          West Bend, Wisconsin 53095        Deerfield, Illinois 60015


     1. LEASE. Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the personal property including intangibles (the "Equipment") described in one or more Rental Schedules (herein called "Schedule(s)") in the form of Exhibit A attached hereto, to this Master Lease Agreement. Each such
Schedule incorporates by this reference, the terms and conditions set forth in this Master Lease Agreement and constitutes a separate lease (the"Lease"). The lease of Equipment under each Lease shall be for such term and such rents as may be agreed to by execution of the Schedules and this Master Lease Agreement shall control and be effective as to all such Schedules, the same as though set forth herein unless expressly amended or modified in writing for particular
Schedules. The term "Equipment" as used in this Master Lease Agreement shall refer to items leased under all Schedules and the terms hereof, unless expressly amended or modified in writing, shall apply equally to all such Equipment.

     2. TERM AND RENT. The Initial Term for each item of Equipment shall be for the period specified in the Schedules, and Lessee shall pay Lessor, throughout the Initial Term for the use of the Equipment, the Rent specified in the Schedules. The Initial Term and Rent with respect to each item of Equipment shall commence as set out in the applicable Schedule.

     3. LATE CHARGES. Time is of the essence in this Lease. If any Rent or other amount due hereunder are not paid within ten (10) days after the due date thereof, Lessor shall have the right to add and collect and Lessee to pay (a) a late charge on, and in addition to, such unpaid Rent or other charges, equal to five percent (5%) of such unpaid Rent or a lesser amount it established by any state or federal thereto, (b) interest on such Rent or other charges from, the due date until paid at the highest contract rate enforceable against Lessee under applicable law, (c) a reasonable collection fee not to exceed $500 for additional administrative costs.

     4. DISCLAIMER OF WARRANTIES. Lessee acknowledges that Lessor is not the manufacturer of the Equipment, nor manufacturer's agent, and Lessee represents that Lessee has selected the Equipment leased hereunder based upon Lessee's judgment prior to having requested Lessor to purchase the same for leasing to Lessee, and Lessee agrees that as between Lessor and Lessee, the Equipment leased hereunder is of a design, size, fitness and capacity selected by Lessee and that Lessee is satisfied that the same is suitable and fit for its intended purposes. LESSEE FURTHER AGREES THAT LESSOR HAS MADE AND MAKES NO REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, DIRECTLY OR INDIRECTLY, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO SUITABILITY, DURABILITY, FITNESS FOR USE AND MERCHANTABILITY OF ANY SUCH EQUIPMENT, THE PURPOSES AND USES OF THE LESSEE THE CHARACTERIZATION OF THE LEASE FOR TAX, ACCOUNTING OR OTHER PURPOSES, COMPLIANCE OF THE EQUIPMENT WITH APPLICABLE GOVERNMENTAL REQUIREMENTS, OR



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OTHERWISE.  Lessee specifically waives all rights to make claim against Lessor herein for breach of any warranty of any kind whatsoever. Notwithstanding the foregoing, Lessee shall be entitled to the benefit of any applicable manufacturer's warranties received by Lessor and to the extent assignable, such warranties are hereby assigned by Lessor to Lessee for the term of the applicable Schedules. Lessor shall not be liable to Lessee for any loss, damage or expense of any kind or nature caused directly or indirectly by any Equipment leased hereunder or for the use or maintenance thereof, or for the failure of operations thereof, or for the repairs, service or adjustment thereto, or by any delay or failure to provide any thereof, or by any interruption of service or loss of use thereof or for any loss of business or any other damage whatsoever and howsoever caused. No defect or unfitness of the Equipment shall relieve Lessee of the obligation to pay Rent, or to perform any other obligation under this Lease.

     5. USE, OPERATION AND MAINTENANCE. Lessee shall use the Equipment in the manner for which it was designed and intended, solely for Lessee's business purposes, in accordance with all manufacturer manuals and instructions and in compliance with all applicable laws, regulations and orders. Lessee, at Lessee's own cost and expense, shall keep the Equipment in good repair, condition and working order, ordinary wear and tear excepted, and shall furnish all parts, mechanisms, devices and servicing required therefore and necessary to comply with all applicable health and safety standards. If commercially available, Lessee shall maintain in force a maintenance agreement with respect to the Equipment with the manufacturer thereof or such other party as may be acceptable to Lessor, and the Equipment, upon return to Lessor, shall qualify for such program without additional expense. All replacement parts and repairs at any time made to or placed upon the Equipment shall become the property of Lessor. Lessee may, with Lessor's prior written consent, make such alterations, modifications or additions to the Equipment as Lessee may deem desirable in the conduct of its business; provided the same shall not diminish the value or utility of the Equipment, or cause the loss of any warranty thereon or any certification necessary for the maintenance thereof, and shall be readily removable without causing damage to the Equipment. Upon return to Lessor the Equipment as to which such alterations, modifications or have been made, Lessee, if requested to do so by Lessor, shall remove the same and restore the Equipment to its original condition, reasonable wear and tear only being excepted, and, if not so removed, title thereto shall automatically vest in Lessor.

LESSEE SHALL KEEP THE EQUIPMENT FREE AND CLEAR FROM ALL LIENS, CHARGES, ENCUMBRANCES, LEGAL PROCESS AND CLAIMS. LESSEE SHALL NOT ASSIGN, SUBLET, HYPOTHECATE, SELL, TRANSFER OR PART WITH POSSESSION OF THE EQUIPMENT OR ANY INTEREST IN THIS LEASE, AND ANY ATTEMPT TO DO SO SHALL BE NULL AND VOID AND SHALL CONSTITUTE A DEFAULT HEREUNDER. Lessee shall not move the Equipment from the location noted in the Schedules without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Neither this Lease nor any interest in the Equipment is assignable or transferable by Lessee by operation of law. Lessee agrees not to waive its right to use and possess the Equipment in favor of any party other than Lessor and further agrees not to abandon the Equipment to any party other than Lessor. So long as Lessee faithfully performs and meets each and every term and condition to be performed or met by Lessee under this Lease, Lessee's quiet and peaceful possession of the Equipment will not be disturbed by Lessor or anyone claiming by, through or on behalf of Lessor.

     6. TITLE. The Equipment is and at all times shall remain the sole and exclusive personal property of Lessor (subject to Section 19 hereof). No right, title or interest in the Equipment shall pass to Lessee other than the right to maintain possession and use of the Equipment for the full lease term, conditioned upon Lessee's compliance with the terms and conditions of this Lease. If requested by Lessor, Lessee shall affix to or place on the Equipment plates or markings indicating Lessor's ownership. Lessee covenants and agrees that the Equipment is, and will at all times, remain the personal property of Lessor (subject to Section 19 hereof). If requested by Lessor, Lessee will obtain a waiver, in recordable form, from all persons with a real property interest in the premises wherein the Equipment may be located, waiving any


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claim with respect thereto. Lessor shall have the right from time to time during normal business hours to enter upon Lessee's premises or elsewhere for the purpose of confirming the existence, condition, and proper maintenance of the Equipment or for any other reasonable business purpose.

     7 . RENT ADJUSTMENT. The Effective Lease Rate will remain fixed for the duration of the Initial Term. Prior to the funding date, the date that Lessor pays the Purchase Price of the Equipment as set forth in the Schedule, Lessor may adjust the Rent in order to maintain its originally anticipated rate of return if; (i) there is a change in the yield on the U.S. Treasury Securities, as quoted in the Federal Reserve statistical release H.15 (519), from the Index Basis specified on the Schedules, (ii) the Rental Commencement Date as set forth in the Schedules, is not on or before the Commitment Expiration Date specified on the Schedules; (iii) Lessee fails to deliver documentation as requested by Lessor; (iv) the Equipment cannot be acquired by Lessor at a cost equal to the invoice cost specified on the Schedules; or
(v) there is a material change in the Equipment residual values as determined by Lessor.

     8. TAXES. Lessee shall promptly reimburse Lessor for, or shall pay directly if so requested by Lessor, as additional Rent, all taxes, charges and fees which may now or hereafter be imposed or levied by any governmental body or agency upon or in connection with the purchase, ownership, lease, possession, use or location of the Equipment or otherwise in connection with the transactions contemplated by the Lease, excluding, however, all taxes on or measured by the net income of Lessor, and shall keep the Equipment free and clear of all levies, liens or encumbrances arising therefrom. Lessor shall file, as owner and party responsible for payment of tax, personal property tax return relating to the Equipment unless otherwise provided in writing. Lessee shall promptly reimburse Lessor for all property taxes levied on or assessed against the Equipment during the Initial Term and all renewals or extensions, without any proration whatsoever. Failure of Lessee to promptly pay amounts due hereunder shall be the same as failure to pay any installment of Rent. If Lessee is requested by Lessor to file any returns or remit payments directly to any governmental body or agency as provided for hereunder, Lessee shall provide proof of said filing or payment to Lessor upon request.

     9. LOSS OR DAMAGE OF EQUIPMENT. Lessee hereby assumes and shall bear the risk of loss for destruction of or damage to the Equipment from any and every cause whatsoever, whether or not insured, until the Equipment is returned to Lessor. No such loss or damage shall impair any obligation of Lessee under this Lease which shall continue in full force and effect. In event of damage to or theft, loss or destruction of the Equipment (or any item thereof), Lessee shall promptly notify Lessor in writing of such fact and of all details with respect thereto, and shall, within thirty (30) days of such event, at Lessor's option,
(a) place the same in good repair, condition and working order or, (b) replace the Equipment (or any item thereof) with like personal property in good repair, condition and working order and transfer clear title to such replacement property to Lessor whereupon such property shall be subject to this Lease and be deemed the Equipment for purposes hereof; or, (c) pay Lessor an amount equal to the sum of (i) all Rent accrued to the date of such payment, plus
(ii) the "Stipulated Loss Value" as set forth in the Schedules, whereupon this Lease shall terminate, except for Lessee's duties under Section 11 hereof, solely with respect to the Equipment (or any item thereof) for which such payment is received by Lessor. Upon payment of the amount set forth in
(c), the Rent for such Schedules shall be reduced proportionately. Any insurance proceeds received with respect to the Equipment (or any item thereof) shall be applied, in the event option (c) is elected, in reduction of the then unpaid obligations, including the Stipulated Loss Value, of Lessee to Lessor, if not already paid by Lessee, or, if already paid by Lessee, to reimburse Lessee for such payment, or, in the event option (a) or
(b) is elected, to reimburse Lessee for the costs of repairing, restoring or replacing the Equipment (or any item thereof) upon receipt by Lessor of evidence, satisfactory to Lessor, that such repair, restoration or replacement has been completed, and an invoice therefor.

     10. INSURANCE. Lessee shall keep the Equipment insured against theft and all risks of loss or damage from every cause whatsoever for not less than the greater of the replacement


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cost, new, or the Stipulated Loss Value of the Equipment and shall carry public liability insurance, both personal injury and property damage, covering the Equipment and Lessee shall be liable for all deductible portions of all required insurance. All said insurance shall be in form and amount and with companies satisfactory to Lessor. All insurance for theft, loss or damage shall provide that losses, if any, shall be payable to Lessor, and all such liability insurance shall name Lessor (or Lessor's assignee as appropriate) as additional insured and shall be endorsed to state that it shall be primary insurance as to Lessor. Any other insurance obtained by or available to Lessor shall be secondary insurance. Lessee shall pay the premiums therefor and deliver to Lessor a certificate of insurance or other evidence satisfactory to Lessor that such insurance coverage is in effect; provided, however, that Lessor shall be under no duty either to ascertain the existence of or to examine such insurance policies or to advise Lessee in the event such insurance coverage shall not comply with the requirements hereof. Each insurer shall agree by endorsement upon the policy or policies issued by it or by independent instrument furnished to Lessor, that it will give Lessor thirty (30) days written notice to the effective date of any alteration or cancellation of such policy. The proceeds of such insurance payable as a result of loss of or damage to the Equipment shall be applied as set out in
Section 9 hereof. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, checks or drafts received in payment for loss or damage under any said insurance policies.

In case of the failure of Lessee to procure or maintain said insurance or to comply with any other provision of this Lease, Lessor shall have the right but shall not be obligated, to effect such insurance or compliance on behalf of Lessee. In that event, all monies spent by and expenses of Lessor in effecting such insurance or compliance shall be deemed to be additional Rent, and shall be paid by Lessee to Lessor upon demand.

     11. LESSEE INDEMNITY. Lessee assumes liability for and shall indemnify, save, hold harmless (and, if requested by Lessor, defend) Lessor, it's officers, directors, employees, agents or assignees from and against any and all claims, actions, suits or proceedings of any kind and nature whatsoever, including all damages, liabilities, penalties, costs, expenses and legal fees (hereinafter "Claim(s)") based on, arising out of, connected with or resulting from this Lease of the Equipment, including without limitation the manufacture, selection, purchase, delivery, acceptance, rejection, possession, use, operation, ownership, return or disposition of the Equipment, and including without limitation Claims arising in contract or tort (including negligence, strict liability or otherwise), arising out of latent defects (regardless of whether the same are discoverable by Lessor or Lessee) or arising out of any trademark, patent or copyright infringement. If any Claim is made against Lessee or Lessor, the party receiving notice of such Claim shall promptly notify the other, but the failure of such person receiving notice so to notify the other shall not relieve Lessee of any obligation hereunder.

Without limiting the generality of the foregoing indemnities, Lessee shall indemnify and hold harmless the Lessor and its affiliates, directors, officers, employees and agents from and against any and all losses, damages, penalties, injuries, claims, actions and suites, including legal expenses, of whatsoever kind and nature, arising out of, based upon or with respect to any Environmental Claim relating to the delivery, lease, possession, maintenance, uses, condition, return, operation or ownership of the Equipment. As used herein, the term (i) "Environmental Claim" shall refer to any: (I) civil or administrative judgment, settlement, judicial or administrative order, directive, lien, fine, penalty or other assessment by any federal, state or local environmental authority, corrective action imposed or other obligation imposed under Environmental Law for the cleanup of releases or threatened releases of Hazardous Waste or for the reimbursement of federal, state or local environmental authorities for cost and expenses incurred in connection with the cleanup of releases or threatened releases of Hazardous Waste or requiring the Lessor to bring the Equipment into compliance with any applicable Environmental Law; or (II) judgment against or settlement with the Lessor by any person for personal injury damages arising out of exposure to Hazardous Waste; (ii) "Environmental Laws" means any federal, state or local laws and the

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regulations promulgated thereunder relating to pollution or protection of the environment, including laws relating to the omissions, discharges, releases or threatened releases or Hazardous Wastes into the environment (including without limitation, ambient air, surface water, ground water or land), or otherwise relating to he manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Wastes; and (iii) "Hazardous Waste(s)" means hazardous substances, materials or wastes (including, without limitation, biologically hazardous or radioactive materials.

     12. TAX INDEMNITY. Lessee acknowledges that (1) Lessor intends to claim and take the accelerated cost recovery deductions available in the manner and as provided by section 168 and related sections of the Internal Revenue Code of 1986, as amended, and regulations adopted thereunder (the "Code") as in effect on the date hereof (such deductions being referred to hereinafter as "Tax Benefits") and (2) the Rent payable hereunder has been computed upon the assumption that such Tax Benefits shall be available to Lessor. Lessee represents and warrants to Lessor that Lessor shall be entitled to take such Tax Benefits and that all of the Equipment is, at and after the time of delivery of the Equipment to the location set forth in the Schedules, new, unless designated otherwise on the Schedules. Lessee further represents and warrants that it has not, and will not, at any time from such delivery through the term of this Lease take any action or omit to take any action (whether or not the same is permitted or required hereunder) which will result in the loss by Lessor of all or any part of the Tax Benefits. For purposes of this Section 12, the term "Lessor" shall include the entity or entities, if any, with which Lessor consolidates its tax return.

     13. RENEWAL. Lessee may renew each Schedule in accordance with its terms for any mutually agreeable period of time at a fair market value renewal rent payable on the first day of each month during the term of the renewal if Lessee gives notice thereof at least four (4) months prior to the then scheduled expiration of the Initial Term (including any renewal) and is not in default under such Schedule.

     14. RETURN OF EQUIPMENT. Lessee shall give Lessor ninety (90) days written notice prior to the expiration of the Initial Term of its intent to return the Equipment. Upon expiration of the Initial Term or other termination pursuant to the terms of this Lease, Lessee shall immediately return the Equipment and all related accessories, to such place within the continental United States as is designated by Lessor. The Equipment shall, at Lessee's sole expense, be crated and shipped in accordance with the manufacturer's specifications, freight prepaid and properly insured. If the Equipment, upon its return, is not in good repair, condition and working order, ordinary wear and tear excepted, and has not been maintained in accordance with Section 5 hereof, Lessee shall promptly reimburse Lessor for all reasonable costs incurred to place the Equipment in such condition.

Lessee agrees that if for any reason the Equipment is returned to Lessor, prior to such return the Equipment shall be in a condition which is free from any Hazardous Wastes or residue. Lessee shall provide Lessor with a manifest from a certified industrial hygienist certifying the proper decontamination and cleaning of the Equipment in compliance with all federal, state and local laws and regulations.

     15. AUTOMATIC RENEWAL. The Lease shall automatically extend for a renewal period of not less than sixty (60) days if; (a) written notice as specified in Sections 13 and 14 hereof is not received by Lessor; or (b) such notice is received by lessor but the Equipment is not returned upon the expiration of the Initial Term. Lessee shall pay as Rent to Lessor an amount based on the average monthly rent during the Initial Term on the due dates set out in the Schedules until terminated by either party by giving ninety (90) days prior written notice. All terms and conditions of this Lease shall continue in full force and effect during any extension or renewal hereof.


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     16.  DEFAULT AND REMEDIES. (a) Lessee shall be in default hereunder if
(i) Lessee fails to pay Rent or any other payment required hereunder within ten (10) days of the due date thereof, (ii) Lessee fails to observe, keep or perform any other term or condition of this Lease and such failure continues for twenty (20) days following receipt of written notice thereof from Lessor,
(iii) any representation or warranty made by Lessee herein or in any document delivered to Lessor in connection herewith shall prove to be false or misleading, or (iv) Lessee defaults under any other obligation to Lessor. (b) If Lessee is in default, Lessor shall have the right to take any one or more of the following actions: (i) proceed by appropriate court action or actions at law or in equity to enforce performance by Lessee of the term and conditions of this Lease and/or recover damages for the breach thereof; and/or (ii) by written notice to Lessee, which notice shall apply to all Schedules hereunder except as specifically excluded therefrom by Lessor, declare due and payable, and Lessee shall without further demand, forthwith pay to Lessor an amount equal to any unpaid Rent then due as of the date of such notice plus, as liquidated damages or loss of the bargain and not as a penalty, an amount equal to the Stipulated Loss Value as set forth in the Schedules, and Lessee shall return the Equipment to Lessor as provided in
Section 13. Should Lessee fail to return the Equipment within (5) days of receipt of such notice, Lessor may, personally, or by its agents, and with or without notice of legal process, enter upon the premises where the Equipment is located, without liability for trespass or other damages, and repossess the Equipment free from all claims by Lessee. Return or repossession of the Equipment shall not constitute a termination of this Lease unless Lessor so notifies Lessee in writing. With respect to Equipment returned to or repossessed by Lessor, if Lessor has not terminated this Lease, Lessor will, in such manner and upon such terms as Lessor may determine in its sole discretion, either sell such Equipment at one of more public or private sales or re-lease the Equipment. The proceeds of sale or re-lease shall be applied in the following order or priority: (i) to pay all Lessor's fees, costs and expenses for which Lessee is obligated pursuant to (c), below; (ii) to the extent not previously paid by Lessee, to pay Lessor its liquidated damages hereunder and all other sums then remaining unpaid hereunder, and (iii) to reimburse Lessee for any sums previously paid by Lessee to Lessor as liquidated damages; and (iv) any surplus shall be retained by Lessor. In the event the proceeds of sale or re-lease are less than the sum of the amounts payable under (i) and (ii), Lessee shall pay Lessor such deficincy, forthwith. The Proceeds of a credit sale or re-lease shall be discounted to their present value at the prime rate in effect at the inception of the Schedules plus four hundred (400) basis points (4%). (c) Lessee shall be liable for all legal and collection fees, costs and expenses arising from Lessee's default and the exercise of Lessor's remedies hereunder, including costs of repossessions, storage, repairs, reconditioning and sale or re-leasing of the Equipment. (d) In the event that any court of jurisdiction determines that any provision of this Section 16 is invalid or unenforceable in whole or in part, such determination shall not prohibit Lessor from establishing its damages sustained as a result of any breach of this Lease in any action or proceeding in which Lessor seeks to recover such damages. Any repossession or sale or re-lease of the Equipment shall not bar an action for damages for breach of this Lease, as hereinabove provided, and the bringing of an action or the entry of judgment against Lessee shall not bar Lessor's right to repossess the Equipment. No express or implied waiver by Lessor of any default shall in any way be, or be construed to be, a continuing waiver or a waiver of any future or subsequent default.

          17. FURTHER ASSURANCES. Lessee agrees, at the request of Lessor, to execute and deliver to Lessor any financing statements, fixture filings or other instruments necessary for expedient filing, recording or perfecting the interest and title of Lessor in this Lease and the Equipment agrees that a copy of this Lease and any Schedule may be so filed, and agrees that all costs incurred in connection therewith (including, without limitation, filing fees and taxes) shall be paid by Lessee, and agrees to promptly, at Lessee's, expense, deliver such other documents and assurances, and take such further action as Lessor may request, in order to effectively carry out the intent and purpose of this Lease and Schedules. Additionally, Lessee agrees that where permitted by law, a copy of the financing statement may be filed in lieu of the original. Lessee shall, as soon as practicable, deliver to Lessor, Lessee's future quarterly and annual reports of financial condition, prepared in accordance with generally accepted accounting principles, in a manner

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consistently applied; which Lessee represents and warrants shall fully and fairly present the true financial condition of Lessee. Lessee shall provide Lessor monthly with a statement that there has been no material adverse change in the financial condition of Lessee and that the Lessee is not in default under the Lease or any other loan agreement to which the Lessee is a party. Lessee's covenants, representations, warranties and indemnities contained in Section 8, 11, 12 and 20 are made for the benefit of Lessor and shall survive, remain in full force and effect and be enforceable after the expiration or termination of this Lease for any reason.

          18. ACCEPTANCE OF EQUIPMENT: NON CANCELLABLE. Lessee's acceptance of the Equipment shall be conclusively and irrevocably evidenced by Lessee signing the Certificate of Acceptance in the form of Exhibit B attached hereto and upon acceptance, the Schedules shall be noncancelable for the Initial Term thereof. If Lessee cancels or terminates the Schedules after its execution and prior to delivery of the Equipment or if Lessee fails or refuses to sign the Certificate of Acceptance as to all or any part of the Equipment within a reasonable time, not to exceed five (5) days, after the Equipment has been delivered, in which event Lessee will be deemed to have cancelled the Schedule, Lessee shall automatically assume all of Lessor's purchase obligations for the Equipment and Lessee agrees to indemnify and defend Lessor from any claims, including any demand for payment of the purchase price for the Equipment, by the manufacturer or seller of the Equipment. In addition thereto, Lessee shall pay Lessor (a) all of Lessor's out-of-pocket expenses and (b) a sum equal to one percent (1%) of the total rents for the lease term as liquidated damages, the exact sum of which would be extremely difficult to determine and is reasonably estimated hereby, to reasonably compensate Lessor for credit review, document preparation, ordering equipment and other administrative expenses. Lessor may apply any advance Rent payments to sums due from Lessee under (a) and (b) above.

          19. ASSIGNMENT. Lessee acknowledges and agrees that Lessor may, at any time, without notice to or consent of Lessee, assign its rights but not its obligations under this Lease and/or mortgage, or pledge or sell the Equipment. Such assignee or mortgagee (collectively the "Assignee") may re-assign this Lease and/or mortgage without notice to Lessee. Any such Assignee shall have and be entitled to exercise any and all rights and powers of Lessor under this Lease, but such Assignee shall not be obligated to perform any of the obligations of Lessor hereunder other than Lessor's obligation not to disturb Lessee's quiet and peaceful possession of the Equipment and unrestricted use thereof for its intended purpose during the term thereof and for as long as Lessee is not in default of any of the provisions hereof.

          Without limiting the foregoing, Lessee further acknowledges and agrees that in the event Lessee receives written notice of an assignment from Lessor, Lessee will pay all Rent and any and all other amounts payable by Lessee under any Schedule to such Assignee or as instructed by Lessor, notwithstanding any defense or claim of whatever nature, whether by reason of breach of such Schedule or otherwise which it may now or hereafter have as against Lessor (Lessee reserving its right to make claims directly against Lessor). Lessee agrees to confirm in writing receipt of notice of assignment as may be reasonably requested by Assignee.

          Lessee shall not be named as a defendant provided Lessee is not in default, in any foreclosure or other proceeding which my be instituted by such Assignee as to the Lease or the Equipment.

          Lessee shall continue to deal exclusively with Lessor with respect to the matters covered by this Lease. Lessor shall at all times during the term of the Lease be specifically authorized by the Assignee to act on the Assignee's behalf in this regard, and shall execute or caused to be executed, by the Assignee any documents necessary or desirable to carry out the provisions of this Section or any other Section referred to herein.

          20. REPRESENTATIONS AND WARRANTIES. Lessee represents and warrants to Lessor that: (i) the making of this Lease and any Schedule thereto executed by Lessee are duly


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authorized on the part of Lessee and upon execution thereof by Lessee and Lessor they shall constitute valid obligations binding upon, and enforceable against, Lessee ; (ii) neither the making of this Lease or such Schedule, nor the due performance thereof by Lessee, including the commitment and payment of the Rent, shall result in any breach of, or constitute a default under, or violation of, Lessee's certificate of incorporation, by-laws, or any agreement to which Lessee is a party or by which Lessee is bound; (iii) Lessee is in good standing in its state of incorporation and in any jurisdiction where the Equipment is located, and is entitled to own properties and to carry on business therein; and
(iv) no approval, consent or withholding of objection is required from any governmental authority or entity with respect to the entering into, or performance of this Lease or such Schedules by Lessee.

Lessee shall provide Lessor a Certified Copy of it's Corporate Resolutions and Certificate of Incumbency substantially in the form of Exhibit C attached hereto.

          21. NOTICES. Any notice required or given hereunder shall be deemed properly given (i) three (3) business days after mailed first class, or certified mail, return receipt requested, postage prepaid, addressed to the designated recipient at its address set forth at the heading hereof or such other address as such party may advise by notice given in accordance with this provision or (ii) upon receipt by the party to whom addressed if given in writing by personal delivery, commercial courier service, telecopy or other means which provides a permanent record of the delivery of such notice.

          22. LESSEE'S OBLIGATIONS UNCONDITIONAL: NO OFFSET. This Lease is a net lease and except as expressly provided for herein, the Lessee shall not be entitled to any abatement or reduction of rent and Lessee hereby agrees that Lessee's obligation to pay all rent and other amounts hereunder shall be absolute and unconditional under all circumstances.

          23. COUNTERPARTS. Each Schedule may be executed in one or more counterparts, each of which shall be deemed an original as between the parties thereto, but there shall be a single executed original of each Schedule which shall be marked "Counterpart No. 1"; all other counterparts shall be marked with other counterpart numbers. To the extent, if any, that a Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code) no-security interest in the Schedule may be created through the transfer or possession of any counterpart other than Counterpart No. 1. The Master Lease Agreement is incorporated by reference in each of the Schedules and shall not be chattel paper by itself.

          24. SPECIAL TERMS. Lessee agrees that if Lessee hereafter desires to lease additional equipment and receives a bona fide commitment to lease such equipment from a third party, then Lessor shall have the right in its sole discretion, to lease such equipment to Lessee upon the same terms and conditions as are contained in such commitment.

          25. GOVERNING LAW. This Lease and any Schedules thereto are entered into, under and shall be construed in accordance with, and governed by, the laws of the State of Wisconsin without giving effect to its conflicts of laws principles. The State of Wisconsin shall have exclusive jurisdiction over any action or proceeding brought to enforce or interpret this Lease or otherwise in connection therewith.

          26. FAIR MARKET VALUE. As used herein, the term fair market value shall have the meaning set forth in the applicable Rental Schedule, but shall in all instances include an amount equal to all associated installation and deinstallation costs for the Equipment, if any.

          27. MISCELLANEOUS. For purposes of this Lease, the term "Rent" as used herein shall mean and include all amounts payable by Lessee to Lessor hereunder. The captions of this Lease are for convenience only and shall not be read to define or limit the intent of the provision which follows such captions. This Lease contains the entire agreement and understanding between

Lessor and Lessee relating to the subject matter hereof. Any variation or modification hereof and any waiver of any of the provisions or conditions hereof shall not be valid unless in writing signed by an authorized representative of the parties hereto (initial) JPM. Any provision of this Lease which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Lessor's failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor's right thereafter to demand strict compliance therewith or with any other provision. The term "Lessee" as used herein shall mean and include any and all Lessees who have signed this Lease, each of whom shall be jointly and severally bound thereby.

THIS LEASE IS A NON-CANCELLABLE LEASE. THIS LEASE IS SUBJECT TO THE TERMS AND CONDITIONS WRITTEN ABOVE WHICH LESSEE ACKNOWLEDGES HAVING READ. THIS LEASE SHALL BE EFFECIIVE UPON EXECUTION BY LESSEE AND LESSOR.

LESSEE:                            LESSOR:
Stericycle, Inc.                   Ziegler Leasing Corporation

By: /s/ James S. Polark            By: /s/ John J. Burks
   ---------------------------        ---------------------------------
Title: VP                          Title: CEO
      ------------------------           ------------------------------
Date Accepted: 2-11-94             Date Accepted: 2-11-94
              ----------------                   ----------------------

                                    EXHIBIT A

                          RENTAL SCHEDULE NO.__________

          This Rental Schedule dated and effective as of the_____ day of________, 19__, is attached to and governed by the terms and provisions of the Master Lease Agreement dated _____________, 19__, ("Lease") by and between Ziegler Leasing Corporation ("Lessor") and _______________________ ("Lessee").

          All the terms used herein which are defined in the Lease shall have the same meaning herein.

          1.     The Equipment leased hereunder is as follows:


New/Used       Quantity         Model Number         Serial No.     Equipment
                                and Description

 Location      Purchase Price

                             SEE ATTACHED SCHEDULE A

                                                  TOTAL:         $

     Lease Terms

          Initial Term:________months      Rental Commencement Date:____________
          Rent $_________payable monthly in advance, plus applicable taxes


     2. The Initial Term of the lease of the Equipment shall commence upon the Acceptance Date as indicated on the Certificate of Acceptance (the "Lease Commencement Date") and shall continue until expiration of the number of payment periods specified above after the Rental Commencement Date, which shall be the first day of the first month following the Lease Commencement Date. Lessee hereby authorizes Lessor to insert the Rental Commencement Date upon its receipt of the Certificate of Acceptance. Rent in the amount specified above, plus applicable taxes, shall be due on Rental Commencement Date and on the same day of each and every consecutive payment period thereafter for the Initial Term. All Rent shall be due and payable to Lessor at such place as Lessor shall designate in writing. Additionally, Lessee shall pay, as interim rent, due and payable monthly in advance, for the period from including the Lease Commencement Date to and including immediately preceding the Rental Commencement Date and as additional interim rent, a percentage of daily rent for the portion of invoices paid for the period from and including the date Lessor makes Payment to the vendor to and including the day preceding the Acceptance Date. The daily rent will be calculated on a 360 day year;

     3. Stipulated Loss Values as set out on Exhibit I attached hereto and incorporated herein;

     4. Options. Notwithstanding anything contained in the Lease to the contrary, so long as no default shall have occurred and be continuing, Lessee may, at Lessee's option, (i) purchase the Equipment leased pursuant to this Rental Schedule on an "as is, where is" basis, without representation or warranty, express or implied, at the end of the Initial Term at a price equal to the Fair Market Value, not to exceed 11% of the original Purchase Price thereof, plus applicable taxes, or (ii) extend the term of the Initial Term with respect to the Equipment leased pursuant to this Rental Schedule for the Fair Market Rental, plus applicable taxes, and for a period of time mutually

      agreeable to Lessor and Lessee.  "Fair Market Rental" shall be equal to the monthly rental which could be obtained in an arms-length transaction between an informed and willing lessee and an informed and willing lessor under no compulsion to lease. "Fair Market Value" shall be equal to the value which would be obtained in an arms-length transaction between an informed and willing buyer and an informed and willing Seller under no compulsion to sell, and in such determination, costs of removal of the Equipment from its location of current use shall not be a deduction from such value. If Lessee and Lessor cannot agree on the Fair Market Value thereof, such value shall be determined by appraisal at the sole expense of Lessee. Appraisal shall be a procedure whereby two recognized independent appraisers, one chosen by Lessee and one by Lessor, shall mutually agree upon the amount in question. If the appraisers are unable to agree upon the amount in question, a third recognized independent appraisers' evaluation shall be binding and conclusive on Lessee and Lessor. This purchase or extension option as applicable shall only be available if Lessee gives Lessor ninety (90) days prior written notice of Lessee's irrevocable intent to exercise such option and Lessor and Lessee shall have agreed to all terms and conditions of such purchase or extension prior to the expiration date of the Initial Term.

     5. All options awarded to Lessee shall apply to all, but not less than all, Equipment leased hereunder.

     6. Lessee and Lessor agree that in any event this Rental Schedule shall be deemed and construed to be a "Finance Lease" as defined by the Uniform Commercial Code as it applies to leases.

     IN WITNESS WHEREOF, the parties hereto have caused this Rental Schedule to be duly executed on the date set forth below by their authorized representatives.

                    THIS RENTAL SCHEDULE CANNOT BE CANCELLED

Lessee:                                           Lessor:
       -----------------------                           -----------------------


By:                                               By:
   ---------------------------                       ---------------------------

Title:                                            Title:
      ------------------------                          ------------------------

Date:                                             Date:
     -------------------------                         -------------------------

                                    EXHIBIT B

                            CERTIFICATE OF ACCEPTANCE

                           Rental Schedule No.________

                           Dated________________, 19__

     In compliance with the terms, conditions and provisions of the Master Lease Agreement dated ("Lease") by and between the undersigned ("Lessee") and Ziegler Leasing Corporation ("Lessor"), Lessee hereby:

               (a) certifies and warrants that all Equipment described in the abovereferenced Rental Schedule (the "Equipment") has been delivered, inspected and fully installed, and has not previously been used or placed in service for its specifically assigned function for the first time prior to the Acceptance Date as indicated below;

               (b) accepts all the Equipment for all purposes under the Lease and all attendant documents as of such Acceptance Date;

               (c) restates and reaffirms, as of such Acceptance Date, each of the representations, warranties and covenants heretofore given to Lessor in the Lease.

               (d) acknowledges and represents that it has reviewed and approves of all of the purchase documents for the Equipment, if any.

Lessor is hereby authorized to insert serial numbers on the Rental Schedule.

     Lessor is hereby authorized to insert serial numbers on the Rental
     Schedule.

               Acceptance Date:
                               -----------------------------


                                             Lessee:
                                                    ------------------------

                                             By:
                                                ----------------------------

                                             Title:
                                                   -------------------------

                                    EXHIBIT C

                     CERTIFIED COPY OF CORPORATE RESOLUTIONS
                          AND CERTIFICATE OF INCUMBENCY

     I, ________________________________________, DO HEREBY CERTIFY:

     I am the (Asst.) Secretary of ___________________________________________
(hereinafter called the "Corporation").

     At a meeting of the Board of Directors of the Corporation, duly called and held on the day of ___________________________ 19__, at which meeting a quorum was present and voted throughout, it was, upon motion, duly made and seconded, unanimously adopted:

     RESOLVED, That the Corporation be and hereby is authorized enter into the Master Lease Agreement dated _______________________________________________ and the Rental Schedules thereto ("Lease") between the Corporation and Ziegler Leasing ("Ziegler"), located at 215 N. Main Street, West Bend, WI 53095, that the officers of the Corporation whose names and tides appear below be authorized on behalf of the Corporation to make, execute, and deliver to Ziegler such other instruments as may be required or appropriate in connection therewith or thereto, with such changes therein as the officer executing such instruments on beh Corporation may approve, such approval to be conclusively evidenced by the execution thereof, and

     RESOLVED FURTHER, That the officers of the Corporation whose names and titles appear below are hereby authorized and directed to do or cause to be done all such acts and things as may be necessary, advisable, convenient and proper in connection with the execution and delivery of the instruments authorized at this meeting to be entered into in connection with or incidental to the consummation and carrying to effect such Lease, including without limitation to the execution, acknowledgement and delivery of any and all instruments and documents that reasonably may be required of the Corporation under the Lease or may be supplemental thereto; and

     RESOLVED FURTHER, That Ziegler may rely on these resolutions until the, same have been rescinded and notification thereof given in writing, said notification to be effective upon receipt by Ziegler Capital, Incorporated.

     I DO FURTHER THAT the above resolutions have not been altered, amended, or repealed rescinded.

     I DO FURTHER CERTIFY THAT the Corporation is duly organized and validly existing and in good standing under the laws of the State of ___________________ and is entitled to own properties and to carry on business in __________________ and the jurisdictions where the is located.

     I DO FURTHER CERTIFY THAT on this date the persons listed below are duly elected, authorized and acting incumbents of offices of the Corporation as indicated below; the names and the original signature of each such officer appears opposite thereof.


- -----------------------------      -----------------------------------
     President

- -----------------------------      -----------------------------------
     Vice President

- -----------------------------      -----------------------------------
     Treasurer

- -----------------------------      -----------------------------------
     Secretary

     IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed and the seal of the Corporation to be hereunto appended this ____ day of __________________________________, 19__.



                                        ------------------------------
                                        (Asst.) Secretary

                                        CORPORATE SEAL

                        RENTAL SCHEDULE NO. 150-10310-01

     This Rental Schedule dated and effective as of the 11th day of February, 1994, is attached to and governed by the terms and provisions of the Master Lease Agreement No. 150-10310-01 dated February 11, 1994, ("Lease") by and between Ziegler Leasing Corporation ("Lessor") and Stericycle, Inc. ("Lessee").

     All the terms used herein which we defined in the Lease shall have the same meaning herein.

     1. The Equipment leased hereunder is as follows:

New-Used    Quantity           Model Number     Serial No.    Equipment    Location    Purchase Price
            and Description



                             SEE ATTACHED SCHEDULE A

                                             TOTAL- $882,386.52
     Lease Terms:

          Initial Term: sixty (60) months    Rental Commencement Date: March
          1st, 1994
          Rent: twelve (12) consecutive payments of $28.489.61 followed by forty eight (48) consecutive payments of $14,682.91, each payable monthly in advance, plus applicable taxes


     2. The Initial Term of the lease of the Equipment shall commence upon the Acceptance Date as indicated on the Certificate of Acceptance (the "Lease Commencement Date") and shall continue until expiration of the number of payment periods specified above after the Rental Commencement Date, which shall be the first day of the first month following the Lease Commencement Date. Lessee hereby authorizes Lessor to insert the Rental Commencement Date upon its receipt of the Certificate of Acceptance. Rent in the amount specified above, plus applicable taxes, shall be due on the Rental Commencement Date and on the same day of each and every consecutive payment period thereafter for the Initial Term. All Rent shall be due and payable to Lessor at such place as Lessor shall designate in writing. Additionally, Lessee shall pay, as interim rent, due and payable monthly in advance, for the period from and including the Lease Commencement Date to and including the day immediately preceding the Rental Commencement Date and as additional interim rent, a percentage of the daily rent for the portion of invoices paid for the period from and including the date Lessor makes a payment to the vendor to and including the day preceding the Acceptance Date. The daily rent will be calculated on a 360 day year;

     3. Stipulate Loss Values as set out on Exhibit I attaced hereto and incorporated herein;

     4. Options. Notwithstanding anything contained in the Lease to the contrary, so long as no default shall have occurred and be continuing, Lessee may, at Lessee's option (i) purchase the Equipment leased pursuant to this Rental Schedule on an "as is, where is" basis, without representation or warranty, express or implied, at the end of the Initial Term at price equal to the Fair Market Value, not to exceed 11% of the original Purchase Price thereof, plus applicable taxes, or (ii) extend the term of the Initial Term with respect to the Equipment leased pursuant to this Rental Schedule for the Fair Market Rental, plus applicable taxes, and for a period of time mutually agreeable to Lessor and Lessee. "Fair Market Rental" shall be equal to the monthly rental which could be obtained in an arms-length transaction between an informed and willing lessee and an informed and willing lessor under no compulsion to lease. "Fair Market Value" shall be equal to the value which would be obtained in an arms-length transaction between an informed and willing buyer and an informed and willing seller under no compulsion to sell, and in such determination, costs of removal of the Equipment from its location of current use shall not be a deduction from such value. If Lessee and Lessor cannot agree on the Fair Market Value thereof, such value shall be determined by appraisal at the sole expense of Lessee. Appraisal shall be a procedure whereby two recognized independent appraisers, one chosen by Lessee and one by Lessor, shall mutually agree upon the amount in question. If the appraisers are unable to agree upon the amount in question, a third recognized independent appraisers' evaluation shall be binding and conclusive on Lessee and Lessor. This purchase or extension option as applicable shall only be available if Lessee gives Lessor ninety (90) days prior written notice of Lessee's irrevocable intent to exerciase such option and Lessor and Lessee shall have agreed to all terms and conditions of such purchase or extension prior to the expiration date of the Initial Term.

     5. All options awarded to Lessee shall apply to all, but not less than all, Equipment leased hereunder.




This is Counterpart Number 2. Only Counterpart Number 1 shall constitute Chattel Paper.

RENTAL SCHEDULE 15O-10310-01


     6. Lessee and Lessor agree that in any event this Rental Schedule shall be deemed and construed to be a "Finance Lease" as defined by the Uniform Commercial Code as it applies to leases.

          IN WITNESS WHEREOF, the parties hereto have caused this Rental Schedule to be duly executed on the date set forth below by their authorized representatives.

                    THIS RENTAL SCHEDULE CANNOT BE CANCELLED

Lessee: Stericycle, Inc.                     Lessor: Ziegler Leasing Corporation

By: /s/James S. Polark                            By: /s/John J. Burks
   --------------------------                         -------------------------
Title: VP                                         Title: CEO
      ------------------------                        -------------------------
Date: 2-11-94                                     Date: 2-11-94
      ----------------                                  -----------------------

                                    EXHIBIT I

                        STIPULATED LOSS OF VALUE SCHEDULE

                                       TO

                        RENTAL SCHEDULE NO. 150-10310-01


The Stipulated Loss Value for the Equipment (or any item thereof) shall be determined by multiplying Equipment Cost (as set forth in the Rental Schedule) by the percentage amount shown below which corresponds with the month during the Initial Term in which the determination is to be made:

Mo of Initial Term    Percentage Amount    Mo of Initial Term  Percentage Amount


1                          103.00                31                    53.06
2                          100.62                32                    51.77
3                           98.22                33                    50.46
4                           95.78                34                    49.15
5                           93.32                35                    47.82
6                           90.83                36                    46.48
7                           88.31                37                    45.13
8                           85.77                38                    43.77
9                           83.20                39                    42.40
10                          80.61                40                    41.02
ll                          77.98                41                    39.63
12                          75.33                42                    38.23
13                          74.27                43                    36.82
14                          73.20                44                    35.40
15                          72.12                45                    33.96
16                          71.02                46                    32.52
17                          69.91                47                    31.06
18                          68.79                48                    29.60
19                          67.65                49                    28.11
20                          66.51                50                    26.62
21                          65.34                51                    25.12
22                          64.17                52                    23.61
23                          62.98                53                    22.09
24                          61.78                54                    20.55
25                          60.56                55                    19.01
26                          59.34                56                    17.45
27                          58.11                57                    15.88
28                          56.86                58                    14.30
29                          55.61                59                    12.71
30                          54.34                60                    11.00

Lessee (initial):________

Lessor (initial):________



                     Schedule A for Stericycle 150-10310-01           Page 1

LESSEE:     STERICYCLE, INC.                                             EQUIP. MGR'S. INT
- ------------------------------------------------------------------------------------------------------------------------------------
EQUIPMENT   14035 LEETSBIR RD.,
LOCATION:   STURTEVANT, WI 53177
- -----------------------------------------------------------------------------------------------------------------------------------
DATE:       2/1/94                      QTY  SERIAL       PRICE/        EXT./         SUB-      SHIP        P.O.   INVOICE  INVOICE
VENDOR      DESCRIPTION                         NO.         UNIT        PRICE        TOTAL      DATE         NO.       NO.     DATE
- -----------------------------------------------------------------------------------------------------------------------------------
PSC, inc.   150 KW Dielectric Oven        1           267,250.00   267,250.00   267,250.00   8/20/91   RM9100038       698  8/20/91
PSC, inc.   Power Triode, RS3300CJ        1            14,020.60    14,020.60                6/17/93    YW930050      1644  6/17/93
            Rectifier Stack Assembly      4               742.00     2,968.00
            Gas Blocking Capacitor        1             2,181.20      2181.20
            Regulating Filament           1              1540.00      1540.00
            Grid Resistor,
              20 ohm/750W                 2                64.70       129.40
            Variable Capacitor,
              40KV                        1             2,282.00     2.282.00
            Vacuum Filter Capacitor
              100pF                       2               145.60       291.20
            Stainless Steel
              Water Pump                  1               951.30       951.30
            Plastic Filter Capacitor      1               177.80       177.80
            High Voltage Resistor, 10M    2                39.80        79.60

            DC Overload Relay,
              13-40ADC                    1               199.40       199.40
            Feed-Thru Capacitor,
              1500pF                      2               809.35       809.35
            Feed-Thru Capacitor,
              150pF                       1               127.95       127.95

            Stainless Plate Choke         1               165.35       165.35
            Grid Current Meter Relay      1               489.60       489.60
            Filament Feed-thru Assembly   1               400.00       400.00
            AB IEC Contactor, 12A         1                96.75        96.75
            AB IEC Contactor, 18A         1               109.40       109.40
            AB IEC Contactor, 24A         1               122.00       122.00
            Reversing Contactor, 120VAC   1                55.80        55.80
            Plug-In Relay, DPDT, 120VAC   2                18.10        36.20
            AC Input Module               1               188.00       188.00
            AC Output Module              1               295.30       295.30
            Analog Input Module           1               534.20       534.20
            Analog Output Module          1               382.70       382.70
            Air Flow Switch, Diff. Pres.  1                56.85        56.85
            Fuse, Class J, 3A             6                 9.40        56.40
            Fuse, Class J, 6A             6                 9.40        56.40
            Fuse, Class J, 25A            4                 9.40        37.60    28,840.35

Matthew's
BPipe
            Complete Air trans. sys for
              hogging and bailing op's    1           118,000.00   118,000.00   118,000.00   9/11/93    YW930014     10904  9/11/91
Matthew's
BPipe       Auto-Tie Bailer               1            72,000.00    72,000.00    72,000.00             YW9300013     20996  6/10/93
Matthew's
BPipe       Special Feed in Chutes and
              Heads for Pre-shredder      1               980.00       980.00                1/28/93    YW930008     20992  1/28/93
            Special Drop Fittings from
              Secondary Collector         1               645.00       645.00
            Special In-Feed Fittings
              from Out-Feed               1               615.00       615.00
            Special In-Feed Hopper        1             1,385.00     1,385.00     3,625.00
Matthew's
BPipe       Press Room Compactor          1             5,000.00     5,000.00     5,000.00   6/10/93    YW930010     20993  6/10/93
Matthew's
BPipe       Model 50 Xtra HDuty Spec.
              Mat. Handling Blower        1             4,500.00     4,500.00                6/10/93   YW9300011     20994  6/10/93
            Model 50 Xtra Heavy Fan
              Wheel, Balanced             1             1,850.00     1,850.00
            2-15/16" Shaft 44" long       1               120.00       120.00
            2-15/16" Dodge Double
              Interlock Pillow Bearings   2               280.00       560.00
            40 HP 1800 RPM TEFC Lincoln
              Motor                       1             1,020.00     1,020.00
            Model 20 Xtra HDuty Spec.
              Mat. Handling Blower        1             1,500.00     1,500.00
            Model 20 Xtra Heavy Fan
              Wheel, Balanced             1               450.00       450.00
            1-7/16" Shaft 22" long        1                60.00        60.00
            1-7/16" Dodge Double
              Interlock Pillow Bearings   2               110.00       220.00
            7-1/2 HP 1800 RPM TEFC
              Lincoln Motor               1               242.00       242.00




                     Schedule A for Stericycle 150-10310-01           Page 2

LESSEE:     STERICYCLE, INC.                                             EQUIP. MGR'S. INT
- ------------------------------------------------------------------------------------------------------------------------------------
EQUIPMENT   14035 LEETSBIR RD.,
LOCATION:   STURTEVANT, WI 53177
- -----------------------------------------------------------------------------------------------------------------------------------
DATE        2/1/94                      QTY  SERIAL       PRICE/        EXT./         SUB-      SHIP        P.O.   INVOICE  INVOICE
VENDOR      DESCRIPTION                         NO.         UNIT        PRICE        TOTAL      DATE         NO.       NO.     DATE
- -----------------------------------------------------------------------------------------------------------------------------------

            Wiper Blades for 24" Rotary
              Feed Valve                  1               275.00       275.00
            Drive Package and parts for
              24" Rotary Feed Valve       1             1,500.00     1,500.00
                 Gear Reducer/Motor,
              Drive, Bearings
            Wiper Blades for 10"
              Rotary Feed Valve           1                55.00        55.00
            Drive Package and parts for
              10" Rotary Feed Valve
              Gear Reducer/Moter, Drive
              and Bearings                1             1,330.00     1,330.00    13,682.00
Matthew's
BPipe       Scale and Staging Table
              Materials                   1               700.00       700.00       700.00              YW930007     20991  6/10/93
Matthew's
BPipe       RF piping and Sterishield
              tank                        1             2,000.00     2,000.00     2,000.00             YW9300012     20995  6/10/93
Matthew's
BPipe       Piping Press Materials        1             2,700.00     2,700.00     2,700.00             YW9300024     20997  6/10/93
Matthew's
BPipe       Torit Unit                    1             2,230.00     2,230.00     2,230.00             YW9300027     20998  6/10/93
  SVA       FLS -1- 1700 Isolation
              Mounts                      8                91.00       728.00       728.00    2/5/93    YW930004     11376   2/5/93

Jonesboro
Bearing     Mild Steel Horizontal Screw
              Conveyor w/ 7-1/2 hp driv   1            13,335.00    13,335.00    13,335.00    3/8/93    YW930005     76637  3/12/93

Filtech     24x24x4 Mark 80 Extended
              Surface Pleated Air Filter 16                 8.76       140.16                7/13/93    YW930048     33270  7/15/93
            HEPA Filters                 16               225.00     3,600.00     3,740.16

MagnaTech
Eng.        System 5 Size Reduction       1           166,773.09   166,773.09                8/19/91    RM910039     91155  8/19/91
            One Set Spares                1            14,810.57    14,810.57   181,583.66
MagnaTech
Eng.        Prebreaker Modifications      1            18,200.00    18,200.00                9/15/91    RM910039     91155  9/15/91
            Revisions System 5            1             7,688.00     7,688.00
              Double FW Shaft
              Two Flywheels
              Control Panel changes to
                match CA
              200HP motor for primary
                and secondary mills
                control panel changes to
                accom. 200 HP motors
            Revisions for System 5 Spares 1             1,903.70     1,903.70    27,791.70

Recold      460 Volt Stainless
              Sump/Fluid Cooler           2   93205     6,690.50    13,381.00                 4/1/93    YW930015     15023   4/1/93
                                              93206                              13,381.00

Thomas
Conv. &
Equip       Model 196VP Conveyor          1            12,045.00    12,045.00                5/24/93    YW930006      6470  5/24/93
            Expandable gravity roller
              conveyor 24"                1             1,200.00     1,200.00
            Gravity Roller conveyor
              15' long                    1               550.00       550.00
            Model 196LR drive live
              roller conveyor             1             4,635.00     4,635.00
            Gravity Roller conveyor
              15' long                    2               992.50     1,985.00
            Model 196RB Roller Bed
              belt conveyor               1             4,312.00     4,312.00
            Galvanized gravity conveyor
              rollers w/ mount clips      4                13.75        55.00
            20'x48" Wide Conveyor Belt    1               361.00       361.00
            Increase 180 degree Tangent   1               650.00       650.00
            48"wX75 1/2"L Conveyor Belt   1               179.00       179.00
            18"Wx47 1/2"L Conveyor Belts  4                46.00       184.00
            50 B 17 Sprocket              1                16.40        16.40
            30' 350 SB                    1             3,485.00     3,485.00    29,657.40
Thomas
Conv. &
Equip       Roller Bed belt conveyor 6'
              long Model 196 RB           2             2,210.00     4,420.00                 3/1/93    YW930006      6305   3/1/93
            Roller Bed belt conveyor 6'
              long Model 196 RB           1             2,210.00     2,210.00
            Gravity roller conveyor 6'
              long Model 192G-51-3        1               620.00       620.00     7,250.00
Thomas
Conv. &
Equip       Catalog Items                 1             5,033.55     5,033.55     5,033.55    6/7/93    YW930045      6496   6/7/93
Thomas
Conv. &
Equip       Wall Mounted Shop Desk,
              Safety Guard Rail, Posts    1               766.00       766.00       766.00   6/29/93    YW930045      6533  6/29/93

Wingfield   Penn. Model 6400 Series
              Platform 500lb. Cap.        1               765.00       765.00                4/30/93   YW9300290     41274  4/30/93



                     Schedule A for Stericycle 150-10310-01           Page 3

LESSEE:     STERICYCLE, INC.                                             EQUIP. MGR'S. INT
- ------------------------------------------------------------------------------------------------------------------------------------
EQUIPMENT   14035 LEETSBIR RD.,
LOCATION:   STURTEVANT, WI 53177
- -----------------------------------------------------------------------------------------------------------------------------------
DATE        2/1/94                      QTY  SERIAL       PRICE/        EXT./         SUB-      SHIP        P.O.   INVOICE  INVOICE
VENDOR      DESCRIPTION                         NO.         UNIT        PRICE        TOTAL      DATE         NO.       NO.     DATE
- -----------------------------------------------------------------------------------------------------------------------------------

            Penn. Model 5600 Digital
              Weight Indicator            1             1,010.00     1,010.00
            Penn. Model 6600 Series
              Low-Profile                 1             1,282.00     1,282.00
            Penn. Model 5600 Digital
              Weight Indicator            1               733.00       733.00
            Control Logic Model #CLC
              608 (RL 260) Tape Printer   1             1,420.00     1,420.00     5,210.00

Tri State
Hydraulics  Dynex Hyd. Power Unit,
              60 gal 30 hp motor          1             6,190.00     6,190.00                 4/6/93    YW930016     76200  4/13/93
            Dynex Spare Pump              1               953.60       953.60     7,143.60
Tri State
Hydraulics  Glassport Hydraulic
              Compactor Cylinder          1             1,000.00     1,000.00     1,000.00   3/30/93    YW930016     21680  3/31/93
Tri State
Hydraulics  Glassport Hydraulic
              Compactor Cylinder          1             1,000.00     1,000.00     1,000.00    3/3/93                 21555  3/23/93

Elcon       Photo-Helic Enclosure         1             2,616.00     2,616.00     2,616.00   3/29/93    YW930022    ET1153  3/29/93

A&M Comp.
Air Prod.   Leroi AirCompressor 10hp
              120 gal                     1             3,085.00     3,085.00                 5/7/93    YW930028      8363   5/7/93
            Air-Cooled After Cooler       1               395.00       395.00
            Ultra air Model UA45AC Dryer  1             1,110.00     1,110.00
            UAP Prefilter                 1                75.00        75.00
            UAC Coalescing Filter         1                75.00        75.00
            Y Strainer and Isolation
              Valve for Electric Drain
              System                      1               165.00       165.00     4,905.00
A&M Comp.
Air Prod.   Electric Drain w/ Y Strainer  1               175.00       175.00       175.00   4/30/93    YW930028      8342  4/30/93
A&M Comp.
Air Prod.   Reelcraft Hose Reels          3               565.00     1,695.00     1,695.00   7/29/93    YW930066      8873  7/29/93

Jonesboro
Bearing     Primary Belt Cleaner          1               361.00       361.00                 4/1/93    YW930030     80689   4/7/93
            Stainless Spring Mount
              Tensioner                   2               205.50       411.00
            Secondary Belt Cleaner        1               343.05       343.05     1,115.05

Pronto/
Davidson    Convertmatic 260B             1             4,165.00     4,165.00     4,165.00   6/10/93    YW930031     29446  6/11/93

Flapan
Care Wash   Sherman Foamer                1               749.96       749.96       749.96   5/15/93    YW930032  18988-IN  5/15/93

Hydro-Tek   Hot Pressure Washer 110V      1             2,396.00     2,396.00                3/22/93    YW930033      5329  4/27/93
            Adjustable Temperature        1                82.00        82.00     2,478.00

Filtech     HEPA Holding Frames          16                96.00     1,536.00     1,536.00   5/14/93    YW930048     31494  5/14/93
Filtech     Heavy Duty Holding Frame     16                17.00       272.00       272.00    5/7/93    YW930048     31272   5/7/93

Ludlum
Measure-
ments       Alarm Ratemeter               3  102390       485.00     1,455.00                5/27/93    YW930051     72238  5/27/93
                                             102390
                                             102444
            177 Relay                     3               100.00       300.00
            44-9 Pancake G-M Pro          1  PR101637     175.00       175.00
            44-2 Hi Energy Gam S          2  PR101635     360.00       720.00
                                             PR101638
            M 3 Survey Meter              1  102444       350.00       350.00
            44-2 hi Energy Gam S          1  PR101639     360.00       360.00     3,360.00

H.H. West
Co.         File, Lateral 42" wide grey   1               489.00       489.00       489.00    7/1/93    YW930056    802678   7/1/93
H.H. West
Co.         Stacker Chair                 8                58.00       464.00       464.00    7/1/93    YW930056    802682   7/1/93
H.H. West
Co.         Liturature Organizer          1               117.00       117.00       117.00    7/1/93    YW930056    802684   7/1/93
H.H. West
Co.         Workstation 30x60             4               308.00     1,232.00                 7/1/93    YW930056    802680   7/1/93



                     Schedule A for Stericycle 150-10310-01           Page 4

LESSEE:     STERICYCLE, INC.                                             Equip. Mgr's. Int
- ------------------------------------------------------------------------------------------------------------------------------------
EQUIPMENT   14035 LEETSBIR RD.,
LOCATION:   STURTEVANT, WI 53177
- -----------------------------------------------------------------------------------------------------------------------------------
DATE:       2/1/94                      QTY  SERIAL       PRICE/        EXT./         SUB-      SHIP        P.O.   INVOICE  INVOICE
VENDOR      DESCRIPTION                         NO.         UNIT        PRICE        TOTAL      DATE         NO.       NO.     DATE
- -----------------------------------------------------------------------------------------------------------------------------------

            Pedestal, 3-drawer, 25"       4               275.00     1,100.00     2,332.00
H.H. West
Co.         Gray Storage Cabinet          1               130.00       130.00                 7/1/93    YW930056    802683   7/1/93
            Wardrobe Cabinet              1               108.00       108.00       238.00
H.H. West
Co.         File Lateral 42" Wide         7               489.00     3,423.00                 7/1/93    YW930056    802679   7/1/93
            30x60 Desk Dbl Ped            1               333.00       333.00
            30x66 Desk, Sngl Ped          2               318.00       636.00
            24x48 return, Sngl ped        2               206.00       412.00
            Center Drw Lt Grey            2                41.00        82.00
            Drawer, Center Grey           1                40.00        40.00
            36x72 Desk, Sngl Ped          2               392.00       784.00
            24x72 Credenza, Sngl Ped      2               328.00       656.00
            24x48 Bridge                  2               104.00       208.00
            Wood Center Drawer 22"w       2                55.00       110.00
            Lateral File 36"w 2dr.        2               310.00       620.00
            30x60 Desk D-Ped              2               245.00       490.00
            Credenza, Gy, 20x60           2               215.00       430.00
            Center Drawer 22"w            2                55.00       110.00
            End Table                     1                94.00        94.00
            Coffee Tbl, 48x20x16          1               103.00       103.00
            Bookcase/47"/Grey             3               111.00       333.00
            26.5 file w/lock/lt gray      5               178.00       890.00
            Steno Chair grade 4           7               131.00       917.00
            Guest Chair w/ arms           2                99.00       198.00
            Conf. Chair w/ arms          10               215.00     2,150.00
            Guest Chair w/ arms           4               145.00       580.00
            Guest Chair w/ arms           4               154.00       616.00
            Steno Chair                   2               195.00       390.00
            Arm Kit                       2                25.00        50.00
            Exec. Highback Chair          2               319.00       638.00    15,293.00
H.H. West
Co.         Conf. Table Classic Oak       1               410.00       410.00                 7/1/93    YW930056    802681   7/1/93
            Video Unit 18"D x 48"W        1               302.00       302.00
            Wall Cabinet 48" x 48"        1               368.00       368.00
            42" Dia. Table                2               140.00       280.00     1,360.00

O'Brien
Engineering B&G Model 60-21T Pumps w/
              2HP Motors                  2             1,144.00     2,288.00     2,288.00   5/26/93    YW930060     21699   6/7/93
O'Brien
Engineering B&G Model 60-21T Pump w/
              2HP Motor                   1             1,144.00     1,144.00     1,144.00   6/30/93    YW930060     21742  7/16/93

WW Grainger Gas Powered Sweeper           1             3,397.50     3,397.50     3,397.50    6/8/93    YW930060 1461103416  6/8/93

Lucky
Electric
Supply      C-H Size 1 Bucket w/ Door     2               630.00     1,260.00     1,260.00   7/16/93    YW930090     80126  7/16/93
Lucky
Electric
Supply      H2004A-3 Heater Pack          1                18.74        18.74                7/16/93    YW930090     80125  7/16/93
            H2005A-3 Heater Pack          1                18.74        18.74
            90 Amp Breaker                1               315.32       315.32
            Amber Lenses                  8                 2.90        23.20
            Unibit                        1                36.55        36.55
            Term Blocks                  30                 0.57        17.17       429.72
Lucky
Electric
Supply      Encl. W/ BP                   1               138.00       138.00                7/13/93    YW930090     80002  7/13/93
            Ind Light                    26                41.64     1,082.64
            Red Lens                     13                 2.90        37.70


                     Schedule A for Stericycle 150-10310-01-          Page 5

LESSEE:     STERICYCLE, INC.                                             EQUIP. MGR'S. INT ______
- ------------------------------------------------------------------------------------------------------------------------------------
EQUIPMENT   14035 LEETSBIR RD.,
LOCATION:   STURTEVANT, WI 53177
- -----------------------------------------------------------------------------------------------------------------------------------
DATE:       2/1/94                      QTY  SERIAL       PRICE/        EXT./         SUB-      SHIP        P.O.   INVOICE  INVOICE
VENDOR      DESCRIPTION                         NO.         UNIT        PRICE        TOTAL      DATE         NO.       NO.     DATE
- -----------------------------------------------------------------------------------------------------------------------------------

            Green Lens                   13                 2.90        37.70
            Buch Term                    40                 1.00        40.00
            Buch Term Ends                2                 0.57         1.15
            Phenolic Leg Plate Custom    19                 3.00        57.00     1,394.19

The Narda
Microwave   Radiation Tester/Model 8810   1             2,500.00     2,500.00     2,500.00

Bigelow
Refriger-
ation       10x12x8 walk-in cooler
              1- 1 1/2HP rooftop unit     1             6,515.88     6,515.88     6,515.88    6/3/93    YW930055      8064   6/3/93

AT&T        4 Pair Wiring                13                20.00       260.00                8/14/93            5205577075  8/14/93
            Merlin BIS 10 Teleset         8               263.60     2,108.80
            Merlin BIS 22 Display
              Teleset                     2               330.56       661.12
            Merlin BIS 34 Display
              Teleset                     1               374.68       374.68
            PagePac 20 Watt Modular
              Control Unit                1               396.72       396.72
            Volume Control                1                13.22        13.22
            Merlin + R2 Cont Unit         1             1,388.52     1,388.52
            4LN Expan Module              1               603.90       603.90
            Merlin Sta Expander           1               462.84       462.84
            SPT15A Horn/Transfmr          2                90.00       180.00     6,449.80

            SCHEDULE TOTAL                                                      882,386.52